Exhibit 99.1

Contact: Chris Brandon Vice President, Investor Relations chris.brandon@jackinthebox.com 619.902.0269
Jack in the Box Inc. Reports Fourth Quarter and Full-Year 2024 Earnings
Jack in the Box same-store sales of (2.1%) in Q4 2024, (1.3%) for FY 2024
Del Taco same-store sales of (3.9%) in Q4 2024, (1.5%) for FY 2024
Jack in the Box and Del Taco opened 44 restaurants in FY 2024, including net positive unit growth and a growing development pipeline for both brands
Jack in the Box opened 30 restaurant openings in FY 2024, the highest openings since 2012, and completed 60 restaurant site approvals in FY 2024, the highest since 2010
Del Taco refranchised 47 restaurants in FY 2024, including development commitments for 42 new restaurants, and is now nearly 80% franchised
Jack in the Box expecting to have 8 restaurants open in Chicago in calendar 2025, and will enter Florida late in the year
Jack in the Box signed franchise development agreement during Q1 to enter Detroit with 5 new restaurants; now has 10 total restaurant commitments in Michigan

SAN DIEGO, Calif. November 20, 2024 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco segments in the fourth quarter, ended September 29, 2024.
“I am very pleased we achieved our gross opening targets for both Jack in the Box and Del Taco in fiscal 2024, reflecting a level of growth not seen in over a decade, and also with the significant progress on our digital initiatives and POS rollout,” said Darin Harris, Jack in the Box Chief Executive Officer. “We managed well through a difficult top-line macro environment in 2024, and will continue to aggressively pursue initiatives to help energize sales and traffic in 2025.”

Jack in the Box Performance
Same-store sales decreased 2.1% in the fourth quarter of 2024, comprised of a decrease in company-operated same-store sales of 2.2% and a decrease in franchise same-store sales of 2.0%. Sales performance was driven by a decrease in transactions and unfavorable menu mix, which was partially offset by price. Systemwide sales(1) for the fourth quarter decreased 1.7%.
-more-

Jack in the Box Inc.

Jack in the Box had 16 new restaurant openings and 20 restaurant closures during the fourth quarter. For fiscal year 2024, Jack in the Box opened 30 new restaurants, and was net positive 5 restaurants. As of the end of the fourth quarter, and since the launch of the development program in mid-2021, the company has signed 101 agreements for a total of 464 restaurants, with 51 already opened to date. During the fourth quarter, Jack in the Box announced an agreement with a new franchisee for 12 restaurants in the Chicago market, adding to the 8 company-owned openings planned for calendar year 2025.
Restaurant-Level Margin(3), was 18.5% for the fourth quarter, a decrease from 20.7% in the prior year period. The decrease was driven by transaction declines, as well as inflationary increases in wages, commodities and utilities, slightly offset by menu price increases.
Franchise-Level Margin(3), was 40.4% for the fourth quarter, an increase from 39.9% a year ago. The increase was driven by lower information technology support costs and the benefit of franchise lease termination income in the current year, partially offset by lower franchise same-store sales, and lower early termination fees compared to the prior year.
Jack in the Box Same-Store Sales:

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Company	(2.2)%	4.4%	0.0%	8.8%
Franchise	(2.0)%	3.8%	(1.5)%	7.1%
System SSS	(2.1)%	3.9%	(1.3)%	7.3%
Jack in the Box Restaurant Counts(2):

	2024			2023
	Company	Franchise	Total	Company	Franchise	Total
Store count at beginning of FY	142	2,044	2,186	146	2,035	2,181
New	8	22	30	2	18	20
Refranchised	—	—	—	(5)	5	—
Closed	—	(25)	(25)	(1)	(14)	(15)
Store count at end of Q4	150	2,041	2,191	142	2,044	2,186
Net Unit Increase/ (Decrease)	8	(3)	5
Q4 2024 vs. Q4 2023 Unit % Decrease	5.6%	(0.1)%	0.2%

Jack in the Box Inc.

Del Taco Performance
Same-store sales decreased 3.9% in the fourth quarter of 2024, comprised of franchise same-store sales decrease of 4.2% and company-operated same-store sales decrease of 3.0%. Sales performance was driven by decreases in transactions and menu mix, which was partially offset by increase in price. Systemwide sales(1) for the fourth quarter of 2024 decreased 3.3%.
Del Taco had 2 new restaurant openings and 5 restaurant closures during the fourth quarter. For fiscal year 2024, Del Taco opened 14 new restaurants, and was net positive 2 restaurants. Del Taco signed 70 total restaurant commitments in fiscal year 2024, with 42 commitments directly resulting from refranchising transactions.
Restaurant-Level Margin(3), was 9.3% for the fourth quarter, a decrease from 14.8% in the prior year period. This decrease was primarily driven by transaction declines, as well as inflationary increases in wages and commodities, slightly offset by menu price increases and a change in the mix of restaurants.
Franchise-Level Margin(3), was 26.5% for the fourth quarter, a decrease from 32.5% one year ago. The decrease was driven by higher information technology expenses and the impact of refranchising transactions and the related increase of the pass through rent and marketing fees.
Del Taco Same-Store Sales:

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Company	(3.0)%	(1.4)%	(1.3)%	2.0%
Franchise	(4.2)%	(1.5)%	(1.6)%	1.4%
System	(3.9)%	(1.5)%	(1.5)%	1.7%
Del Taco Restaurant Counts:

	2024			2023
	Company	Franchise	Total	Company	Franchise	Total
Store count at beginning of FY	171	421	592	290	301	591
New	3	11	14	—	14	14
Acquired from franchisees	10	(10)	—	—	—	—
Refranchised	(47)	47	—	(111)	111	—
Closed	(4)	(8)	(12)	(8)	(5)	(13)
Store count at end of Q4	133	461	594	171	421	592
Net Unit Increase/ (Decrease)	(38)	40	2
Q4 2024 vs. Q4 2023 Restaurant % Decrease	(22.2)%	9.5%	0.3%

Jack in the Box Inc.

Company-Wide Performance
Total revenues decreased 6.2% in the fourth quarter of 2024 to $349.3 million, as compared to $372.5 million in the prior year fourth quarter.
SG&A expense for the fourth quarter of 2024 was $30.0 million, a decrease of $13.7 million compared to the prior year fourth quarter, driven primarily by COLI gains in the fourth quarter as compared to losses in the prior year quarter, as well as lower incentive compensation and lower litigation charges.
Restaurant impairment charges for the fourth quarter of 2024 were $7.9 million, which included $5.4 million relating to Jack in the Box restaurants, and $2.5 million relating to Del Taco restaurants.
Adjusted EBITDA(5), was $65.5 million in the fourth quarter of fiscal 2024 compared with $68.4 million for the prior year quarter.
Net earnings was $21.9 million for the fourth quarter of 2024, compared with $21.9 million for the prior year fourth quarter.
Diluted earnings per share was $1.12 for the fourth quarter of 2024 as compared with $1.08 in the prior year fourth quarter. Operating Earnings Per Share(4) was $1.16 in the fourth quarter compared with $1.10 in the prior year fourth quarter.
(1) Systemwide sales include company and franchised restaurant sales.
(2) The restaurant count includes 6 cloud kitchens opened during fiscal year 2024.
(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(4) Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding certain amounts. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(5) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain amounts. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation
The company repurchased 0.3 million shares of common stock in the fourth quarter of 2024. For the full year 2024, the company repurchased 1.1 million shares, for an aggregate cost of $70.0 million.
On November 14, 2024, the Board of Directors declared a cash dividend of $0.44 per share, to be paid on December 30, 2024, to shareholders of record as of the close of business on December 12, 2024. Future dividends will be subject to approval by our Board of Directors. As of September 29, 2024, there was $180.0 million remaining amount under share repurchase programs authorized by the Board of Directors which does not expire.

Jack in the Box Inc.

Guidance & Outlook
The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 28, 2025:
FY 2025 Company-wide Guidance
•Capital Expenditures of $105-$115 million
•SG&A of $160-$170 million
◦G&A, excluding selling and advertising, is expected to be 2.3-2.5% of systemwide sales
•Depreciation & Amortization of $58-$60 million
•Share Repurchases of approximately $20 million
•Adjusted/Operating EPS Tax Rate of ~27.5%
•Adjusted EBITDA of $288-$303 million
•Operating EPS of $5.05-$5.45
◦Includes dilutive impact from refranchising 13 Del Taco restaurants in Q1

FY 2025 Jack in the Box Segment Guidance
•Same Store Sales of flat to +1% vs. FY 2024
•35-45 gross restaurant openings
•Company-Owned Restaurant Level Margin of 20-22%
◦Reflecting the impact of a full year of AB1228 wage increases, higher utility costs, and low single digit commodity inflation
•Franchise Level Margin of 40-41%

FY 2025 Del Taco Segment Guidance
•Same Store Sales approximately flat to -1.0% vs. FY 2024
•15-20 gross restaurant openings
•Company-Owned Restaurant Level Margin of 9-11%
◦Reflecting the impact of a full year of AB1228 wage increases, higher utility costs, and mid single digit commodity inflation
•Franchise Level Margin of 25-26%

Jack in the Box Inc.

Conference Call
The company will host a conference call for analysts and investors on Wednesday, November 20, 2024, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.

About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,200 restaurants across 22 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 600 restaurants across 17 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased

Jack in the Box Inc.

regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Revenues:
Company restaurant sales	$151,417	$174,967	$709,035	$846,278
Franchise rental revenues	87,281	85,993	375,428	364,591
Franchise royalties and other	54,463	55,173	238,170	240,515
Franchise contributions for advertising and other services	56,129	56,391	248,673	240,922
	349,290	372,524	1,571,306	1,692,306
Operating costs and expenses, net:
Food and packaging	42,974	51,037	199,271	250,836
Payroll and employee benefits	53,022	57,051	238,047	274,598
Occupancy and other	32,532	35,353	139,305	163,273
Franchise occupancy expenses	57,675	55,799	245,379	229,602
Franchise support and other costs	4,374	3,705	17,281	12,328
Franchise advertising and other services expenses	58,930	60,658	259,131	253,533
Selling, general and administrative expenses	30,033	43,708	143,233	172,872
Depreciation and amortization	13,570	13,827	59,776	62,287
Pre-opening costs	1,264	718	3,182	1,385
Goodwill impairment	—	—	162,624	—
Other operating expense, net	8,453	5,702	24,796	10,837
Gains on the sale of company-operated restaurants	(4,639)	(7,675)	(3,255)	(17,998)
	298,188	319,883	1,488,770	1,413,553
Earnings from operations	51,102	52,641	82,536	278,753
Other pension and post-retirement expenses, net	1,579	1,608	6,843	6,967
Interest expense, net	18,525	18,279	80,016	82,446
Earnings before income taxes	30,998	32,754	(4,323)	189,340
Income taxes	9,056	10,857	32,372	58,514
Net earnings (loss)	$21,942	$21,897	$(36,695)	$130,826

Net earnings (loss) per share: (1)
Basic	$1.13	$1.09	$(1.87)	$6.35
Diluted	$1.12	$1.08	$(1.87)	$6.30

Weighted-average shares outstanding:
Basic	19,348	20,153	19,572	20,603
Diluted	19,510	20,337	19,572	20,764

Cash dividends declared per common share	$0.44	$0.44	$1.76	$1.76
___________________________
(1) Earnings (loss) per share may not add due to rounding

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 29, 2024	October 1, 2023
ASSETS
Current assets:
Cash	$24,745	$157,653
Restricted cash	29,422	28,254
Accounts and other receivables, net	83,567	99,678
Inventories	3,922	3,896
Prepaid expenses	13,126	16,911
Current assets held for sale	16,493	13,925
Other current assets	10,002	5,667
Total current assets	181,277	325,984
Property and equipment, at cost:
Land	93,950	92,007
Buildings	963,699	968,221
Restaurant and other equipment	171,436	166,714
Construction in progress	49,445	31,647
	1,278,530	1,258,589
Less accumulated depreciation and amortization	(848,491)	(846,559)
Property and equipment, net	430,039	412,030
Other assets:
Operating lease right-of-use assets	1,410,083	1,397,555
Intangible assets, net	10,515	11,330
Trademarks	283,500	283,500
Goodwill	161,209	329,986
Other assets, net	259,006	240,707
Total other assets	2,124,313	2,263,078
	$2,735,629	$3,001,092
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$35,880	$29,964
Current operating lease liabilities	162,017	142,518
Accounts payable	69,494	84,960
Accrued liabilities	166,868	302,178
Total current liabilities	434,259	559,620
Long-term liabilities:
Long-term debt, net of current maturities	1,699,433	1,724,933
Long-term operating lease liabilities, net of current portion	1,286,415	1,265,514
Deferred tax liabilities	13,612	26,229
Other long-term liabilities	153,708	143,123
Total long-term liabilities	3,153,168	3,159,799
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,825,851 and 82,645,814 issued, respectively	828	826
Capital in excess of par value	533,818	520,076
Retained earnings	1,866,660	1,937,598
Accumulated other comprehensive loss	(57,475)	(51,790)
Treasury stock, at cost, 63,996,399 and 62,910,964 shares, respectively	(3,195,629)	(3,125,037)
Total stockholders’ deficit	(851,798)	(718,327)
	$2,735,629	$3,001,092

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	52 Weeks Ended
	September 29, 2024	October 1, 2023
Cash flows from operating activities:
Net (loss) earnings	$(36,695)	$130,826
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	59,776	62,287
Amortization of franchise tenant improvement allowances and incentives	4,998	4,647
Deferred finance cost amortization	4,830	5,040
Excess tax deficiency from share-based compensation arrangements	51	71
Deferred income taxes	(10,812)	(11,989)
Share-based compensation expense	13,471	11,205
Pension and postretirement expense	6,843	6,967
Gains on cash surrender value of company-owned life insurance	(16,480)	(7,346)
Gains on the sale of company-operated restaurants	(3,255)	(17,998)
Gains on acquisition of restaurants	(2,702)	—
Losses (gains) on the disposition of property and equipment, net	185	(8,171)
Impairment charges and other	171,415	6,217
Changes in assets and liabilities, excluding acquisitions and dispositions:
Accounts and other receivables	19,905	(4,048)
Inventories	(25)	1,367
Prepaid expenses and other current assets	(297)	(1,422)
Operating lease right-of-use assets and lease liabilities	22,705	2,364
Accounts payable	(15,404)	(1,692)
Accrued liabilities	(135,159)	47,459
Pension and postretirement contributions	(5,937)	(6,241)
Franchise tenant improvement allowance and incentive disbursements	(2,486)	(3,265)
Other	(6,111)	(1,272)
Cash flows provided by operating activities	68,816	215,006
Cash flows from investing activities:
Purchases of property and equipment	(115,474)	(74,954)
Proceeds from the sale and leaseback of assets	1,728	3,673
Proceeds from the sale of company-operated restaurants	19,400	85,221
Proceeds from the sale of property and equipment	24,975	25,214
Other	—	3,065
Cash flows (used in) provided by investing activities	(69,371)	42,219
Cash flows from financing activities:
Borrowings on revolving credit facilities	6,000	—
Repayments of borrowings on revolving credit facilities	—	(50,000)
Principal repayments on debt	(29,892)	(30,109)
Dividends paid on common stock	(33,972)	(35,890)
Proceeds from issuance of common stock	2	263
Repurchases of common stock	(70,000)	(90,029)
Payroll tax payments for equity award issuances	(3,323)	(1,593)
Cash flows used in financing activities	(131,185)	(207,358)
Net (decrease) increase in cash and restricted cash	(131,740)	49,867
Cash and restricted cash at beginning of year	185,907	136,040
Cash and restricted cash at end of year	$54,167	$185,907

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

    The following table presents certain income and expense items included in our consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Revenues:
Company restaurant sales	43.3%	47.0%	45.1%	50.0%
Franchise rental revenues	25.0%	23.1%	23.9%	21.5%
Franchise royalties and other	15.6%	14.8%	15.2%	14.2%
Franchise contributions for advertising and other services	16.1%	15.1%	15.8%	14.2%
	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	28.4%	29.2%	28.1%	29.6%
Payroll and employee benefits (1)	35.0%	32.6%	33.6%	32.4%
Occupancy and other (1)	21.5%	20.2%	19.6%	19.3%
Franchise occupancy expenses (2)	66.1%	64.9%	65.4%	63.0%
Franchise support and other costs (3)	8.0%	6.7%	7.3%	5.1%
Franchise advertising and other services expenses (4)	105.0%	107.6%	104.2%	105.2%
Selling, general and administrative expenses	8.6%	11.7%	9.1%	10.2%
Depreciation and amortization	3.9%	3.7%	3.8%	3.7%
Pre-opening costs	0.4%	0.2%	0.2%	0.1%
Goodwill impairment	—%	—%	10.3%	—%
Other operating expense, net	2.4%	1.5%	1.6%	0.6%
Gains on the sale of company-operated restaurants	(1.3)%	(2.1)%	(0.2)%	(1.1)%
Earnings from operations	14.6%	14.1%	5.3%	16.5%
Income tax rate (5)	29.2%	33.1%	(748.9)%	30.9%
___________________________
(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings from operations and before income taxes.
Jack in the Box systemwide sales (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Company-operated restaurant sales	$95,718	$95,297	$427,057	$413,748
Franchised restaurant sales (1)	899,882	917,288	3,969,200	4,005,985
Systemwide sales (1)	$995,600	$1,012,585	$4,396,257	$4,419,733

Jack in the Box Inc.

Del Taco systemwide sales (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Company-operated restaurant sales	$55,699	$79,670	$281,978	$432,530
Franchised restaurant sales (1)	164,243	147,808	674,804	541,913
Systemwide sales (1)	$219,942	$227,478	$956,782	$974,443
___________________________
(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin.
Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.
Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding integration and strategic initiatives, COLI (gains) losses, net, pension and post-retirement benefit costs, goodwill impairment, asset impairment, gains on the sale of company-operated restaurants, gain on acquisition of restaurants, gains on the sale of real estate to franchisees, excess tax shortfall from share-based compensation arrangements, and the tax-related impacts of the above adjustments.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.
Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share:

Jack in the Box Inc.

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net income (loss), as reported	$21,942	$21,897	$(36,695)	$130,826
Integration and strategic initiatives (1)	1,019	3,753	15,631	9,112
Net COLI (gains) losses (2)	(5,101)	1,194	(14,390)	(5,953)
Pension and post-retirement benefit costs (3)	1,579	1,608	6,843	6,967
Goodwill impairment (4)	—	—	162,624	—
Restaurant impairment charges (5)	7,872	237	8,008	5,236
Gains on the sale of company-operated restaurants	(4,639)	(7,675)	(3,255)	(17,998)
Gain on acquisition of restaurants (6)	(345)	—	(2,702)	—
Gains on sale of real estate to franchisees	—	—	(1)	(9,467)
Excess tax shortfall from share-based compensation arrangements	46	—	51	71
Tax impact of adjustments (7)	194	1,392	(13,457)	10,202
Non-GAAP Adjusted Net Income	$22,567	$22,406	$122,657	$128,996

Diluted weighted-average shares outstanding - GAAP	19,510	20,337	19,572	20,764
Diluted weighted-average shares outstanding - non-GAAP (8)	19,510	20,337	19,774	20,764

Diluted earnings (loss) per share	$1.12	$1.08	$(1.86)	$6.30
Integration and strategic initiatives (1)	0.05	0.18	0.79	0.44
Net COLI (gains) losses (2)	(0.26)	0.06	(0.73)	(0.29)
Pension and post-retirement benefit costs (3)	0.08	0.08	0.35	0.34
Goodwill impairment (4)	—	—	8.22	—
Restaurant impairment charges (5)	0.40	0.01	0.40	0.25
Gains on the sale of company-operated restaurants	(0.24)	(0.38)	(0.16)	(0.87)
Gain on acquisition of restaurants (6)	(0.02)	—	(0.14)	—
Gains on sale of real estate to franchisees	—	—	0.00	(0.46)
Excess tax shortfall from share-based compensation arrangements	0.00	—	0.00	0.00
Tax impact of adjustments (7)	0.01	0.07	(0.68)	0.49
Operating Earnings Per Share – non-GAAP (9)	$1.16	$1.10	$6.20	$6.21
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(1)Integration and strategic initiatives reflect charges that are not part of our ongoing operations, including consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2)Net COLI (gains) losses reflect market-based adjustments on the company-owned life insurance policies which support our non-qualified benefit plans.
(3)Pension and post-retirement benefit costs are the gains and losses relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4)Goodwill impairment charges recognized on the Del Taco reporting unit in the third quarter of 2024.
(5)Restaurant impairment charges relates to impairments for property and equipment, net, and right of use assets.
(6)Relates to the gains on acquisition of Del Taco restaurants in Michigan.
(7)Tax impacts for the quarter calculated based on the non-GAAP Operating EPS tax rate of 28.1% in the fourth quarter of 2024 and 29.7% in the fourth quarter of 2023. Tax impacts for the year calculated based on the non-GAAP Operating EPS tax rate of 27.2% for the full fiscal year 2024 and 27.2% for the full fiscal year 2023.
(8)The non-GAAP diluted weighted-average shares outstanding amounts include those securities that would be dilutive in the respective period that have a net loss for GAAP purposes, but have net income for non-GAAP purposes.
(9)Operating Earnings Per Share - non-GAAP may not add due to rounding.

Jack in the Box Inc.

Adjusted EBITDA
Adjusted EBITDA represents net earnings (loss) on a GAAP basis excluding income taxes, interest expense, net, gains on the sale of company-operated restaurants, other operating expenses, net, goodwill impairment, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and incentives, COLI (gains) losses, net, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands):

	12 Weeks Ended		52 Weeks Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net earnings (loss) - GAAP	$21,942	$21,897	$(36,695)	$130,826
Income taxes	9,056	10,857	32,372	58,514
Interest expense, net	18,525	18,279	80,016	82,446
Gains on the sale of company-operated restaurants	(4,639)	(7,675)	(3,255)	(17,998)
Other operating expense, net (1)	8,453	5,702	24,796	10,837
Goodwill impairment (2)	—	—	162,624	—
Depreciation and amortization	13,570	13,827	59,776	62,287
Amortization of cloud-computing costs (3)	822	1,178	4,487	5,004
Amortization of favorable and unfavorable leases and subleases, net	135	198	701	1,633
Amortization of franchise tenant improvement allowances and incentives	1,168	1,352	4,998	4,647
Net COLI (gains) losses (4)	(5,101)	1,194	(14,390)	(5,953)
Pension and post-retirement benefit costs (5)	1,579	1,608	6,843	6,967
Adjusted EBITDA – non-GAAP	$65,510	$68,417	$322,273	$339,210
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(1)Other operating expense, net includes: integration and strategic initiatives; costs of closed restaurants; restaurant impairment charges; accelerated depreciation and gains on disposition of property and equipment, net.
(2)Goodwill impairment charges recognized on the Del Taco reporting unit in the third quarter of 2024.
(3)Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(4)Net COLI (gains) losses reflect market-based adjustments on the company-owned life insurance policies which support our non-qualified benefit plans.
(5)Pension and post-retirement benefit costs are the gains and losses relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.

Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, pre-opening costs, goodwill impairment, other operating expenses, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.
Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings (loss) from operations, for the 12-weeks ended (in thousands):

	12 weeks ended September 29, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings (loss) from operations - GAAP	$75,345	$4,325	$(28,568)	$51,102
Franchise rental revenues	(79,877)	(7,404)	—	(87,281)
Franchise royalties and other	(46,677)	(7,786)	—	(54,463)
Franchise contributions for advertising and other services	(48,797)	(7,332)	—	(56,129)
Franchise occupancy expenses	50,338	7,336	—	57,674
Franchise support and other costs	3,332	1,043	—	4,375
Franchise advertising and other services expenses	50,759	8,172	—	58,931
Selling, general and administrative expenses	8,201	7,854	13,978	30,033
Depreciation and amortization	—	—	13,570	13,570
Pre-opening costs	1,052	213	—	1,265
Goodwill impairment	—	—	—	—
Other operating expense, net	4,266	3,167	1,020	8,453
Gains on the sale of company-operated restaurants	(258)	(4,381)	—	(4,639)
Restaurant-Level Margin- Non-GAAP	$17,684	$5,207	$—	$22,891

Company restaurant sales	$95,718	$55,699	$—	$151,417

Restaurant-Level Margin % - Non-GAAP	18.5%	9.3%	N/A	15.1%

Jack in the Box Inc.

	12 weeks ended October 1, 2023
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$80,302	$15,676	$(43,337)	$52,641
Franchise rental revenues	(81,006)	(4,987)	—	(85,993)
Franchise royalties and other	(48,092)	(7,082)	—	(55,174)
Franchise contributions for advertising and other services	(48,956)	(7,436)	—	(56,392)
Franchise occupancy expenses	50,877	4,922	—	55,799
Franchise support and other costs	2,986	719	—	3,705
Franchise advertising and other services expenses	53,138	7,521	—	60,659
Selling, general and administrative expenses	8,304	9,654	25,750	43,708
Depreciation and amortization	—	—	13,827	13,827
Pre-opening costs	684	33	—	717
Other operating expense, net	1,530	412	3,760	5,702
Gains on the sale of company-operated restaurants	(71)	(7,604)	—	(7,675)
Restaurant-Level Margin- Non-GAAP	$19,696	$11,828	$—	$31,524

Company restaurant sales	$95,297	$79,670	$—	$174,967

Restaurant-Level Margin % - Non-GAAP	20.7%	14.8%	N/A	18.0%
___________________________
(1)The "Other" category includes shared services costs and other unallocated costs
(2)The totals might not agree to consolidated within the Form 10-K due to rounding

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, pre-opening, goodwill impairment, other operating expenses, net, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable

Jack in the Box Inc.

GAAP measure, earnings from operations, for the 12-weeks ended (in thousands):

	12 weeks ended September 29, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$75,345	$4,325	$(28,568)	$51,102
Company restaurant sales	(95,718)	(55,699)	—	(151,417)
Food and packaging	28,964	14,009	—	42,973
Payroll and employee benefits	31,274	21,748	—	53,022
Occupancy and other	17,794	14,737	—	32,531
Selling, general and administrative expenses	8,201	7,854	13,978	30,033
Depreciation and amortization	—	—	13,570	13,570
Pre-opening costs	1,052	213	—	1,265
Goodwill impairment	—	—	—	—
Other operating expense, net	4,266	3,167	1,020	8,453
Gains on the sale of company-operated restaurants	(258)	(4,381)	—	(4,639)
Franchise-Level Margin - Non-GAAP	$70,920	$5,973	$—	$76,893

Franchise rental revenues	$79,877	$7,404	$—	$87,281
Franchise royalties and other	46,677	7,786	—	54,463
Franchise contributions for advertising and other services	48,797	7,332	—	56,129
Total franchise revenues	$175,351	$22,522	$—	$197,873

Franchise-Level Margin % - Non-GAAP	40.4%	26.5%	N/A	38.9%

	12 weeks ended October 1, 2023
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$80,302	$15,676	$(43,337)	$52,641
Company restaurant sales	(95,297)	(79,670)	—	(174,967)
Food and packaging	29,353	21,684	—	51,037
Payroll and employee benefits	29,427	27,624	—	57,051
Occupancy and other	16,818	18,534	—	35,352
Selling, general and administrative expenses	8,304	9,654	25,750	43,708
Depreciation and amortization	—	—	13,827	13,827
Pre-opening costs	684	33	—	717
Other operating expense, net	1,530	412	3,760	5,702
Gains on the sale of company-operated restaurants	(71)	(7,604)	—	(7,675)
Franchise-Level Margin - Non-GAAP	$71,050	$6,343	$—	$77,393

Franchise rental revenues	$81,006	$4,987	$—	$85,993
Franchise royalties and other	48,092	7,082	—	55,174
Franchise contributions for advertising and other services	48,956	7,436	—	56,392
Total franchise revenues	$178,054	$19,505	$—	$197,559

Franchise-Level Margin % - Non-GAAP	39.9%	32.5%	N/A	39.2%
___________________________
(1)The "Other" category includes shared services costs and other unallocated costs
(2)The totals might not agree to consolidated within the Form 10-K due to rounding